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                                                                  EXHIBIT 99.5


Script for calls to subscribers of Georgia Blue who are residents of Georgia


HELLO, MY NAME IS ______________. I AM CALLING YOU BECAUSE OUR RECORDS INDICATE YOU ARE A SUBSCRIBER OF BLUE CROSS AND BLUE SHIELD OF GEORGIA, THE HEALTH CARE INSURER. AM I SPEAKING WITH MR./MS. [SUBSCRIBER'S NAME]?

Yes...............(ASK Q2)
No................(ASK FOR MR./MS. [SUBSCRIBER'S NAME].  IF CALLER REACHES
SUBSCRIBER, THEN ASK Q2; IF SUBSCRIBER NOT AVAILABLE OR WRONG NUMBER, NOTE RESULT, ASK FOR A TIME WHEN SUBSCRIBER MAY BE AVAILABLE, IF PHONE NUMBER IS CORRECT AND TERMINATE) IS THERE A TIME I SHOULD CALL AGAIN TO REACH MR./MRS. [SUBSCRIBER'S NAME]? THANK YOU FOR YOUR TIME.

Q2.  AS AN ELIGIBLE SUBSCRIBER OF GEORGIA BLUE YOU ARE ENTITLED, IF YOU
CHOOSE, TO RECEIVE FREE OF CHARGE, FIVE SHARES OF STOCK IN OUR HOLDING COMPANY, CERULEAN COMPANIES, INC. HAVE YOU RECEIVED THE INFORMATION WE SENT TO YOU ABOUT THIS OFFER OF STOCK?
No................(ASK Q2A)
Yes...............(SKIP to Q3)

                 Q2A. WOULD YOU LIKE TO RECEIVE INFORMATION ABOUT THIS STOCK OFFER?
                 Yes...............(ASK Q2B)
                 No................(NOTE RESPONSE AND TERMINATE) THANK YOU FOR
                 YOUR TIME.

                 Q2B. IS YOUR CORRECT MAILING ADDRESS (READ MAILING ADDRESS ON CALL CARD)?
                 Yes...............(NOTE AND TERMINATE AS NOTED BELOW)
                 No................(FILL IN CORRECT ADDRESS ON CALL CARD AND
                 REPEAT ADDRESS TO BE SURE IT IS CORRECT, THEN TERMINATE AS NOTED BELOW)
                 WE WILL SEND THE INFORMATION TO YOU. AFTER YOU RECEIVE IT, PLEASE SEND IN YOUR RESPONSE WHETHER YOU WANT THE STOCK OR NOT, SO THAT THE RESPONSE FORM IS RECEIVED BEFORE 5 P.M. ON MONDAY, AUGUST 12, 1996. THANK YOU FOR YOUR TIME.

Q3. IN THE MATERIALS SENT TO YOU WAS AN ELECTION FORM TO BE SIGNED BY YOU TO INDICATE WHETHER YOU WANT TO RECEIVE THE STOCK OR NOT. IF THIS ELECTION FORM IS NOT RECEIVED BEFORE 5:00 P.M. ON MONDAY, AUGUST 12, 1996, YOU WILL NOT RECEIVE ANY STOCK IN THIS OFFERING. HAVE YOU HAD A CHANCE TO SEND IN THE ELECTION FORM ?
Yes................(NOTE AND TERMINATE) THANK YOU FOR YOUR TIME.
No / Don't know / Not sure.................(ASK Q4)


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Q4.  DO YOU STILL HAVE THE ELECTION FORM WHICH WAS SENT TO YOU?
Yes.........................................(ASK Q5)
No /  Don't know / Not sure...(SKIP TO Q6)

Q5. WOULD YOU BE WILLING TO COMPLETE AND RETURN THE FORM, WHETHER YOU WANT THE STOCK OR NOT, SO THAT THE ELECTION FORM IS RECEIVED BEFORE 5:00 P.M. ON MONDAY, AUGUST 12, 1996?
Yes or No...............(NOTE RESPONSE AND TERMINATE) THANK YOU FOR YOUR TIME.

Q6.  COULD WE SEND YOU ANOTHER COPY OF THE ELECTION FORM TO COMPLETE AND
RETURN?
Yes................(ASK Q7)
No.................(NOTE RESPONSE AND TERMINATE) THANK YOU FOR YOUR TIME.

Q7.  IS YOUR CORRECT MAILING ADDRESS (READ MAILING ADDRESS ON CALL CARD)?
Yes...........(NOTE AND TERMINATE AS NOTED BELOW)
No............(GET CORRECT ADDRESS ON CALL CARD AND REPEAT ADDRESS TO BE SURE
IT IS CORRECT, THEN TERMINATE AS NOTED BELOW)
WE WILL SEND AN ELECTION FORM TO YOU. AFTER YOU HAVE RECEIVED IT, PLEASE SEND IN YOUR RESPONSE WHETHER YOU WANT THE STOCK OR NOT, SO THE RESPONSE FORM IS RECEIVED BEFORE 5 P.M. ON MONDAY, AUGUST 12, 1996. THANK YOU FOR YOUR TIME.